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                                                               EXHIBIT (d)(15)



                         INTERMEDIATE HOLDING GUARANTEE

            INTERMEDIATE HOLDING GUARANTEE, dated as of _______, 2001, made by CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, ("CHASE"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") parties to the Credit Agreement, dated as of _______, 2001 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among CITADEL BROADCASTING COMPANY, a Nevada corporation (the "COMPANY"), FLCC ACQUISITION CORP., a Nevada corporation merged into the Guarantor, FLCC HOLDINGS, INC., a Delaware corporation ("HOLDCO"), the Lenders, the Administrative Agent and The Bank of Nova Scotia and First Union National Bank as the syndication agents (in such capacity, the "SYNDICATION AGENTS").

                              W I T N E S S E T H :

            WHEREAS, the Guarantor owns all of the issued and outstanding capital stock of the Company;

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to hold and make loans to, and the Issuing Lenders have agreed to issue letters of credit for the account of the Company upon the terms and subject to the conditions set forth therein; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective loans to, and the Issuing Lenders to issue letters of credit for the account of the Company under the Credit Agreement that the Guarantor shall have executed and delivered a Guarantee to the Administrative Agent for the ratable benefit of the Lenders; and

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders and the Co-Agents to enter into the Credit Agreement and to induce the Lenders to make their respective loans to, and the Issuing Lenders to issue letters of credit for the account of the Company under the Credit Agreement, the Guarantor hereby agrees as follows:

            1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined.

            2. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all

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expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, the Lenders or the Co-Agents in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guarantee. This Guarantee constitutes a guarantee of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Administrative Agent, any Co-Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. This Guarantee shall remain in full force and effect until the Obligations are paid in full, no Letters of Credit are outstanding and the Commitments are terminated, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

            The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent, any Lender or any Co-Agent on account of its liability hereunder, it will notify the Administrative Agent, such Lender or such Co-Agent in writing that such payment is made under this Guarantee for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Administrative Agent, any Lender or any Co-Agent from the Company or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full, no Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated.

            3. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default specified in the Credit Agreement, the Administrative Agent, each Lender and each Co-Agent are hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent, such Lender or such Co-Agent to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent, such Lender or such Co-Agent may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Administrative Agent, such Lender or such Co-Agent against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, the Notes, any Letter of Credit or otherwise under any other Credit Document, as the Administrative Agent, such Lender or such Co-Agent may elect, whether or not the Administrative Agent, such Lender or such Co-Agent has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Administrative Agent, each Lender and each Co-Agent shall notify the Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, each Lender and each Co-Agent under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, such Lender or such Co-Agent may have.

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            4. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent, any Lender or any Co-Agent, the Guarantor shall not exercise any of the rights of the Administrative Agent, any Lender or any Co-Agent which the Guarantor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or against any collateral security or guarantee or right of set-off held by the Administrative Agent, any Lender or any Co-Agent for the payment of the Obligations, and the Guarantor shall not seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent, the Co-Agents and the Lenders by the Company on account of the Obligations are paid in full, no Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, any Letter of Credit shall be outstanding and not fully cash collateralized or the Commitments shall not have been terminated, such amount shall be held by the Guarantor in trust for the Administrative Agent, the Co-Agents and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as required by the applicable Credit Documents.

            5. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent, any Lender or any Co-Agent may be rescinded by the Administrative Agent, such Lender or such Co-Agent, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, any Lender or any Co-Agent, and the Credit Agreement, any Note, any other Credit Document, any Letter of Credit and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, the Release Lenders or the Required Application Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of set-off at any time held by the Administrative Agent, any Lender or any Co-Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent, any Lender nor any Co-Agent shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

            6. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, any Lender or any Co-Agent upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings

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between the Company or the Guarantor, on the one hand, and the Administrative
Agent, the Lenders and the Co-Agents, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement, any Note, any other Credit Document, any Letter of Credit, any of the Obligations or any collateral security therefor or guarantee or right of set-off with respect thereto at any time or from time to time held by the Administrative Agent, any Lender or any Co-Agent, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent, any Lender or any Co-Agent, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When the Administrative Agent is pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, any Lender or any Co-Agent may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of set-off with respect thereto, and any failure by the Administrative Agent, any Lender or any Co-Agent to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of set-off, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of set-off, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, the Lenders and the Co-Agents against the Guarantor.

            7. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, any Lender or any Co-Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

            8. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017. The Administrative Agent shall hold any amounts from time to time paid by the Guarantor hereunder for the benefit of the Lenders as collateral security for the Obligations (whether matured or unmatured), and/or any such amounts may then or at any time thereafter, in the sole discretion of the Administrative Agent, be applied by the Administrative Agent against the Obligations then due and owing in the following order of priority:

            FIRST, to the payment of all reasonable costs and expenses of every kind incurred by the Administrative Agent in connection with this Guarantee, any other Credit

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      Document or any of the Obligations, including, without limitation, (i) all costs in any way relating to the rights of the Administrative Agent and the Lenders hereunder, (ii) court costs, (iii) the reasonable fees and disbursements of legal counsel and agents to the Administrative Agent,
      (iv) any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Guarantee or any other Credit Document and (v) without duplication, any amounts which are required by any provision of law to be paid by the Administrative Agent;

            SECOND, to the ratable satisfaction of all other Obligations; and

            THIRD, to the Guarantor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

            9. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

            (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, except to the extent that the failure to possess such corporate power and authority and such legal right would not, in the aggregate, have a material adverse effect on the business, financial condition, assets or results of operations of the Guarantor and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT");

            (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (d) the execution, delivery and performance of this Guarantee will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Guarantor, which violations, individually or in the aggregate, would have a material adverse effect on the ability of the Guarantor to perform its obligations hereunder or which would have a Material Adverse Effect, and will not result in or require the creation or imposition of any Lien on any of the properties or assets of the Guarantor pursuant to any Requirement of Law applicable to it or any Contractual Obligation of the Guarantor (other than any Liens created pursuant to the Credit Documents);

            (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

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            (f) no litigation or investigation known to the Guarantor or proceeding of or by any Governmental Authority or other Person is pending against the Guarantor (i) with respect to this Guarantee or (ii) which would have a Material Adverse Effect;

            (g) it has good record and marketable title to, or valid leasehold interests in, all its material real property, and good title to all its other material property, and none of such property is subject to any Lien of any nature whatsoever (other than any Liens created pursuant to the Credit Documents); and

            (h) it has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all tax returns which, to its knowledge, are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided on its books).

            The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each Borrowing Date by the Company under the Credit Agreement on and as of such Borrowing Date as though made hereunder on and as of such Borrowing Date.

            10. COVENANT. The Guarantor agrees that it will not engage in or conduct, transact or otherwise engage in any business or operations, or incur, create, assume or suffer to exist any Indebtedness, Contingent Obligations or other liabilities or obligations or Liens, or own, lease, manage or otherwise operate any properties or assets, other than (i) incident to the ownership of the capital stock of the Company and any Subordinated Notes, (ii) as permitted by the Credit Agreement and (iii) incident to the ownership of capital stock or other equity interests in any Person to the extent (x) the acquisition thereof by the Company would constitute a Permitted Acquisition and (y) such capital stock or equity interests are contributed to the Company promptly following the Guarantor's acquisition thereof; and (iv) the making of any loan to the Company as permitted under the Credit Agreement and the holding of the Subordinated Preferred Stock.

            11. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12. PARAGRAPH HEADINGS. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            13. NO WAIVER; CUMULATIVE REMEDIES. Neither the Administrative Agent, any Lender nor any Co-Agent shall by any act (except by a written instrument pursuant to paragraph 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of

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any of the covenants, terms, or conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Lender or any Co-Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Lender or any Co-Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Lender or such Co-Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            14. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS; GOVERNING LAW. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, PROVIDED that any provision of this Guarantee may be waived by the Administrative Agent in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent, the Lenders and the Co-Agents and their successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            15. NOTICES. All notices, requests and demands to or upon the Guarantor or the Administrative Agent, any Co-Agent or any Lender to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage pre-paid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed to a party at the address provided for such party in subsection 16.2 of the Credit Agreement or on the signature pages hereto, as the case may be.

            16. AUTHORITY OF ADMINISTRATIVE AGENT. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent, the Lenders and the Co-Agents, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

            17. INTEGRATION; ACKNOWLEDGEMENTS. The Guarantor hereby confirms its agreement with subsections 16.9 and 16.12 of the Credit Agreement.



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            IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                    CITADEL COMMUNICATIONS CORPORATION



                                    By:
                                       ---------------------------------
                                          Name:
                                          Title: